Exhibit 99.1

LETTER OF TRANSMITTAL

HALLIBURTON COMPANY

Offer to Exchange Up to
135,627,000 Shares of Common Stock of

KBR, INC.

Which are Owned by Halliburton Company for
Outstanding Shares of Common Stock of

HALLIBURTON COMPANY

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 29, 2007 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The undersigned acknowledges receipt of the Prospectus — Offer to Exchange dated March 2, 2007, as amended (the “Prospectus — Offer to Exchange”), of Halliburton Company, a Delaware corporation (“Halliburton”), and this Letter of Transmittal, which together constitute Halliburton’s offer to exchange up to 135,627,000 shares of common stock, par value $0.001 per share (“KBR common stock”), of KBR, Inc., a Delaware corporation (“KBR”), in the aggregate for outstanding shares of Halliburton common stock, par value $2.50 per share (“Halliburton common stock”), that are validly tendered and not properly withdrawn in the exchange offer.

Exchange Agent:

MELLON INVESTOR SERVICES LLC

By Mail:	By Hand or Overnight Courier:
Attn: Reorganization Dept.	Attn: Reorganization Dept
P.O. Box 3448	480 Washington Blvd
South Hackensack, NJ 07606	Mail Drop — Reorg
Re: Halliburton Exchange Offer	Jersey City, NJ 07310
Re: Halliburton Exchange Offer

For instructions relating to this letter, see Instructions starting on page 15.

The undersigned has identified in the table below the shares that it is tendering in the exchange offer:

Shares of Halliburton Common Stock Tendered
Name(s) and Address(es) of Registered Holder(s)*	(attach additional list if necessary):
Direct Registration
	Certificated Shares**		Shares (defined below)
	Share Certificate	Number of Shares	Number of Shares
	Number(s)	Tendered	Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK TENDERED:
*    If blank, please fill in exactly as name or names appear on shares certificate(s) or the relevant Direct Registration Share account, as the case may be. If you have additional share certificates, see Instruction 5.

** Unless otherwise indicated, we will assume that all shares represented by certificates described above are being tendered hereby.

DO NOT COMPLETE OR RETURN THIS LETTER OF TRANSMITTAL IF YOUR SHARES ARE HELD IN AN ACCOUNT WITH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR SIMILAR INSTITUTION OR THROUGH A CUSTODIAL ACCOUNT MAINTAINED BY COMPUTERSHARE OR HBOS EMPLOYEE EQUITY SOLUTIONS (HBOS). THIS LETTER OF TRANSMITTAL IS BEING SUPPLIED FOR YOUR INFORMATION ONLY. AS A BENEFICIAL OWNER AND NOT A REGISTERED STOCKHOLDER, YOU WILL NOT BE ABLE TO TENDER YOUR SHARES BY PROVIDING THIS LETTER OF TRANSMITTAL DIRECTLY TO THE EXCHANGE AGENT. THE INSTITUTION HOLDING YOUR SHARES WILL SUPPLY YOU WITH SEPARATE INSTRUCTIONS REGARDING THE TENDER OF YOUR SHARES. YOU SHOULD CONSULT THAT INSTITUTION ON THE PROCEDURES YOU MUST COMPLY WITH AND THE TIME BY WHICH SUCH PROCEDURES MUST BE COMPLETED IN ORDER FOR THAT INSTITUTION TO VALIDLY TENDER YOUR SHARES BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE EXCHANGE OFFER. PLEASE READ THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE TO THE EXCHANGE AGENT WILL NOT CONSTITUTE A VALID DELIVERY. You must sign this Letter of Transmittal where indicated below. If you are a U.S. holder (as defined in this letter under “Important U.S. Federal Tax Information”), you must provide to Mellon Investor Services LLC (the “Exchange Agent”) the information required by Form W-9 or otherwise establish an exemption from backup withholding. If you are a non-U.S. holder (as defined therein), you must provide to the Exchange Agent the information required by Form W-8BEN (or other Form W-8, as applicable) or otherwise establish an exemption from backup withholding.

IF YOU ARE A REGISTERED HOLDER OF HALLIBURTON COMMON STOCK WHO HOLDS SHARES IN CERTIFICATED FORM OR WHO HOLDS SHARES IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN YOUR NAME IN HALLIBURTON’S SHARE REGISTER (“DIRECT REGISTRATION SHARES”), YOU MUST COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE FRONT PAGE HEREOF IN ORDER TO TENDER YOUR HALLIBURTON SHARES IN THE EXCHANGE OFFER.

In connection with the shares that you are tendering, please provide the additional information specified below:

CERTIFICATED SHARES:  If you are tendering shares held in certificated form, you must forward the stock certificates representing those shares with this Letter of Transmittal.

☐	Check this box if certificates representing shares of Halliburton common stock are enclosed with this Letter of Transmittal.

☐	Check this box if your share certificates are enclosed with this Letter of Transmittal and are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Exchange Agent (described in more detail below).

DIRECT REGISTRATION SHARES:  If you are tendering Direct Registration Shares, you acknowledge that by means of this Letter of Transmittal you are instructing the transfer agent to transfer those shares directly to the Exchange Agent in connection with the exchange offer.

☐	Check this box if you wish to tender Direct Registration Shares, as identified on the first page.

ODD-LOT SHARES:  If you own less than 100 shares of Halliburton common stock in the aggregate and you tender all of those shares, you will not be subject to the proration provisions described in the Prospectus — Offer to Exchange if the exchange offer is oversubscribed, provided you check the box below. If you hold odd-lots through custodial accounts with Computershare or HBOS or hold 100 or more shares of Halliburton common stock, you are not eligible for this preference and will be subject to proration.

☐	Check this box if you beneficially own less than 100 shares of Halliburton common stock in the aggregate and you wish to tender all of your shares and not be subject to proration.

NOTICE OF GUARANTEED DELIVERY:  You should complete this section if (i) share certificates you wish to tender are not immediately available; (ii) you cannot deliver your shares or any other required document(s) to the Exchange Agent on or before the expiration date of the exchange offer; or (iii) you cannot comply with the procedures for book-entry transfer on a timely basis.

☐	Check this box if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Exchange Agent. Please enclose a photocopy of that completed Notice of Guaranteed Delivery.

IF YOU HOLD THE HALLIBURTON SHARES YOU WANT TO TENDER IN AN ACCOUNT WITH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR SIMILAR INSTITUTION OR THROUGH A CUSTODIAL ACCOUNT MAINTAINED BY COMPUTERSHARE OR HBOS, THAT INSTITUTION MUST SUBMIT ANY NOTICE OF GUARANTEED DELIVERY ON YOUR BEHALF. YOU MUST, IN ALL CASES, INCLUDE A MEDALLION GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN THE NOTICE OF GUARANTEED DELIVERY.

BOOK-ENTRY TRANSFER OF SHARES THROUGH DTC:  If you are a financial institution that participates in The Depository Trust Company (“DTC”) and are delivering tendered shares of Halliburton common stock to an account maintained by the Exchange Agent with DTC via book-entry transfer you must submit confirmation of such book-entry transfer (a “DTC Confirmation”) and an agent’s message (defined below) to the Exchange Agent. See Instruction 2.

PARTICIPATION IN THE EXCHANGE OFFER

Ladies and Gentlemen:

Reference is made to the Prospectus — Offer to Exchange and this Letter of Transmittal, which together constitute Halliburton’s offer to exchange 135,627,000 shares of KBR common stock in the aggregate for outstanding shares of Halliburton common stock validly tendered and not properly withdrawn, upon the terms and subject to the conditions set forth herein and in the Prospectus — Offer to Exchange (such transaction, the “exchange offer”). The exchange offer and related withdrawal rights will expire at 12:00 midnight, New York City time, on March 29, 2007, unless extended or terminated in accordance with applicable law and the terms of the exchange offer. If the exchange offer is extended, the term “expiration date” means the latest time and date at which the exchange offer, as extended, will expire.

Upon the terms and subject to the conditions of the exchange offer, I hereby tender to you the shares of Halliburton common stock specified in the table on the first page of this Letter of Transmittal. Subject to, and effective upon, Halliburton’s acceptance of such tendered shares for exchange, I hereby sell, assign and transfer to you, or upon your order, all right, title and interest in and to such shares. In addition, I hereby irrevocably constitute and appoint Mellon Investor Services LLC as my true and lawful agent and attorney-in-fact (with full knowledge that Mellon Investor Services LLC is also an agent of Halliburton) with respect to such tendered shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

(i) (a) to deliver and present to you, or upon your order, as applicable (1) share certificates representing such tendered shares and (2) Direct Registration Shares constituting such tendered shares registered in my name; and (b) if my shares are held through DTC, to tender to you shares on the account books maintained by DTC, together, in each case specified in clauses (a) and (b) above, with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or letter of appointment), following receipt by the Exchange Agent, as my agent, of those shares of KBR common stock to which I will be entitled once you accept such tendered shares of Halliburton common stock for exchange; and

(ii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the exchange offer.

In connection with the exchange offer and my tender of shares of Halliburton common stock, I hereby represent and warrant to you that:

(i) I have full power and authority to tender, sell, assign and transfer the shares that I have tendered;

(ii) when you accept such shares for exchange pursuant to the exchange offer, you will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, changes and encumbrances;

(iii) none of such shares will be subject to an adverse claim at the time you accept such shares for exchange;

(iv) (a) I have a net long position equal to or greater than the amount of (1) shares of Halliburton common stock tendered or (2) other securities immediately convertible into or exchangeable or exercisable for the shares of Halliburton common stock tendered and I will acquire such shares for tender by conversion, exchange or exercise; and (b) I will cause such shares to be delivered in accordance with the terms of the Prospectus — Offer to Exchange;

(v) My participation in the exchange offer and the tender of such shares complied with Rule 14e-4 and the applicable laws of both the jurisdiction where I received the material relating to the exchange offer and the jurisdiction from which my tender is being made; and

(vi) FOR NON-U.S. PERSONS:  I acknowledge that Halliburton has advised me that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange the KBR common stock in that country; that restrictions applicable in Australia, Canada, the European Economic Area, Hong Kong, Japan, Singapore and the United Kingdom are set out under the heading “The Exchange Offer — Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions” on pages 72-75 of the Prospectus — Offer to Exchange, and that there may be restrictions that apply in other countries, including with respect to transactions in KBR common stock in my home country; that, if I am located outside the United States, my ability to tender Halliburton common stock in the exchange offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the exchange offer without the need for Halliburton to take any action to facilitate a public offering in that country or otherwise; that my participation in the exchange offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which I am resident or from which I am tendering my shares and in a manner that will not require Halliburton to take any action to facilitate a public offering in that country or otherwise; and that Halliburton will rely on my representations concerning the legality of my participation in the exchange offer in determining to accept any shares that I am tendering for exchange.

I will, upon request, execute and deliver any further documents that either the Exchange Agent or you deem to be necessary or desirable to complete the sale, assignment and transfer of the shares I have tendered. All authority I have conferred or agreed to confer in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.

I understand and agree that, among other matters described in the Prospectus — Offer to Exchange:

With respect to withdrawal, acceptance, exchange and delivery:

(i) I can withdraw my tender only in accordance with the procedures described in the Prospectus — Offer to Exchange under “The Exchange Offer — Withdrawal Rights” and in the Instructions hereto;

(ii) once you accept any of the shares that I have tendered, I will be (a) deemed to have accepted the shares of KBR common stock exchanged for such shares and relinquished all rights with respect to the tendered and accepted shares of Halliburton common stock; and (b) entitled to receive such shares of KBR common stock in book-entry form in a direct registered account in my name (including in respect of any shares delivered to the Exchange Agent which were previously in certificated form);

(iii) a maximum of 135,627,000 shares of KBR common stock will be exchanged for Halliburton common stock;

(iv) subject to the possible automatic extension of the exchange offer described in (vi) below, the number of shares I may receive in the exchange offer is based on the calculated per-share values determined by reference to the average of the daily volume-weighted average prices of Halliburton common stock and KBR common stock, as applicable, on the New York Stock Exchange on the last three trading days of the exchange offer, as described in the Prospectus — Offer to Exchange under “The Exchange Offer — Terms of the Exchange Offer;”

(v) the number of shares I may receive is subject to a maximum exchange ratio of 1.5905 shares of KBR common stock for each share of Halliburton common stock accepted in the exchange offer as described in the Prospectus — Offer to Exchange under “The Exchange Offer — Terms of the Exchange Offer — Maximum Exchange Ratio;”

(vi) if the maximum exchange ratio is in effect at the expiration of the originally contemplated exchange offer period, then the exchange ratio will be fixed at the maximum exchange ratio and the exchange offer will be automatically extended as described in the Prospectus — Offer to Exchange under “The Exchange Offer — Automatic Extension — Maximum Exchange Ratio,” any changes in the share price of Halliburton common stock or KBR common stock during the extension period will not affect the exchange ratio

(vii) if the exchange offer is oversubscribed (i.e., if the number of shares of Halliburton common stock tendered would result in more than the maximum number of shares of KBR common stock being exchanged), then the shares of Halliburton common stock tendered will be subject to proration, subject to certain exceptions, as described in the Prospectus — Offer to Exchange under “The Exchange Offer — Proration; Odd-Lots;”

(viii) except as described below, the Exchange Agent will (a) cause to be credited in book-entry form to a direct registered account in my name the shares of KBR common stock to which I am entitled in the name(s) of the registered holder(s) shown on this Letter of Transmittal (or, in the case of shares delivered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders); and (b) mail the confirmation of shares of KBR common stock to which I am entitled to the address(es) of the registered holder(s) shown on the Letter of Transmittal;

(ix) no fractional shares of KBR common stock will be distributed in the exchange offer, the Exchange Agent will aggregate all fractional shares that would otherwise have been required to be distributed and cause them to be sold in the open market and any proceeds the Exchange Agent realizes from that sale will be distributed, less any brokerage commissions or other fees, to me in accordance with my fractional interest in the aggregate number of shares sold;

With respect to termination of the exchange offer and the return of any Halliburton shares not accepted for exchange:

(x) under certain circumstances and subject to certain conditions to the exchange offer that are described in the Prospectus — Offer to Exchange, which Halliburton has the right to waive in certain circumstances, you may not be required to accept for exchange any of the shares that I have tendered (including any shares that I tendered after the expiration date);

(xi) among the circumstances and conditions to the exchange offer, you are not required to complete the exchange offer unless (a) a minimum number of shares of Halliburton common stock have been validly tendered in order for at least 40,688,100 shares of KBR common stock to be distributed in the exchange offer, and (b) Halliburton reasonably expects that the completion of the exchange offer will not result in any person or group of persons owning shares of KBR common stock in an amount that would be likely to cause (x) the exchange offer and/or, if applicable, any subsequent spin-off to be taxable to Halliburton or its stockholders under U.S. federal income tax laws, (y) an event of default to occur under KBR’s revolving credit facility, or (z) a notification filing under the Hart-Scott-Rodino Act;

(xii) if for any reason you do not accept for exchange any tendered shares in accordance with the terms and conditions of the exchange offer, or if I am entitled to the return of a number of shares because I have tendered in part, but not in full, shares in certificated form, then as soon as practicable after the expiration or termination of the exchange offer, the Exchange Agent will cause those shares to be credited in book-entry form in a Direct Registration Share account in my name maintained by Halliburton’s transfer agent (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders), as described in the Prospectus — Offer to Exchange under “The Exchange Offer — Exchange of Shares of Halliburton Common Stock”; provided, that no share certificates are expected to be delivered to me, including in respect of any shares delivered to the Exchange Agent that were previously in certificated form;

With respect to delivery of shares to persons other than me:

(xiii) if I properly complete the appropriate instructions under “Special Issuance and Delivery Instructions” and provide all necessary and proper documentary evidence, such as a power of attorney, you will distribute the shares of KBR common stock to which I am entitled and, if applicable, any shares of Halliburton common stock either not tendered by me or that are not accepted for exchange to the person(s) so indicated and register such shares in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, such person(s); provided that you have no obligation pursuant to such instructions to transfer any shares from the name of the registered holder(s) thereof if you do not accept any such shares for exchange;

(xiv) if I complete the appropriate instructions under “Special Issuance and Delivery Instructions” and such section is properly completed, you will mail any checks (and accompanying documents, as appropriate) in lieu of a fractional share to which I am entitled in the names and to the address so indicated;

With respect to matters relating to my tender generally:

(xv) the delivery and surrender of the shares (including shares of Halliburton common stock tendered herewith) that I have tendered is not effective, and the risk of loss of such shares does not pass to the Exchange Agent, until the Exchange Agent receives a duly completed and signed Letter of Transmittal or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in Instruction 2 below) and a DTC Confirmation, in either case together with all accompanying evidences of authority in form satisfactory to you and any other required documents;

(xvi) no tender of shares of Halliburton common stock is valid until all defects and irregularities in such tenders have been cured or waived;

(xvii) none of Halliburton, the Exchange Agent, Georgeson Inc. (the “Information Agent”), the dealer managers or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of Halliburton common stock or will incur any liability for failure to give any such notification;

(xviii) a tender of shares of Halliburton common stock made pursuant to any method of delivery as described in the Prospectus — Offer to Exchange, together with your acceptance for exchange of such shares pursuant to the procedures described in the Prospectus — Offer to Exchange under “The Exchange Offer — Procedures for Tendering” and in the Instructions hereto, will constitute a binding agreement between us upon the terms and subject to the conditions of the exchange offer;

(xix) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares will be determined by Halliburton in its sole discretion and such determination shall be final and binding; and

With respect to the information provided below under “Aggregate Ownership Information”:

(xx) I understand and acknowledge that the exchange offer is intended to qualify for treatment as a tax-free distribution of shares of KBR common stock pursuant to Section 355 of the Internal Revenue Code, and that to ensure such treatment all persons tendering shares of Halliburton common stock are required to provide the information called for herein under “Aggregate Ownership Information.” I hereby represent and warrant to Halliburton and to KBR and to the stockholders of Halliburton and KBR that the information I have provided under “Aggregate Ownership Information” is complete and correct. If the undersigned is a broker, dealer, nominee or other agent or representative tendering on behalf of one or more beneficial owners of Halliburton common stock, the undersigned represents and warrants that to the best of its knowledge no such beneficial owner, together with any other person or persons with whom such beneficial owner may be acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock, shall, following, the exchange offer, hold 8,382,150 or more shares of KBR common stock, except as disclosed under “Aggregate Ownership Information” or in the related agent’s message. TO THE EXTENT I TENDER SHARES OF HALLIBURTON COMMON STOCK IN VIOLATION OF MY REPRESENTATION AND WARRANTY SET FORTH IN THIS PARAGRAPH, I HEREBY EXPRESSLY AGREE THAT I SHALL BE LIABLE FOR ALL DAMAGES CAUSED THEREBY TO ALL PARTIES (INCLUDING HALLIBURTON, KBR AND THEIR STOCKHOLDERS) BY REASON OF SUCH BREACH AND ACKNOWLEDGE THAT SUCH DAMAGE MAY BE SUBSTANTIAL.

SIGNATURE PAGE
IMPORTANT — SIGN HERE

This Letter of Transmittal must be signed by the registered holder(s) of the shares of Halliburton common stock tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal.

If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

(Please Print or Type)

Name(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated: _ _, 2007

You will not be required to provide a signature guarantee below if:

(i)	you are the registered holder or holders of the shares of Halliburton common stock in certificated or Direct Registration Share form being tendered with this Letter of Transmittal, you signed this Letter of Transmittal and have not completed the appropriate instructions under “Special Issuance and Delivery Instructions” below, or

(ii)	you are tendering shares of Halliburton common stock for the account of a firm which is a member in good standing of the Securities Transfer Agents Medallion Program (STAMP) or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”).

Otherwise, your signature(s) must be Medallion guaranteed by an Eligible Institution. See Instruction 1.

GUARANTEE OF SIGNATURE(S)
For use by Eligible Institutions only. Place Medallion guarantee in space below.
(See Instructions 1, 7 and 8)
(Please Print or Type)

Name of Firm:

Name:

Title:

Authorized Signature:

Address (including Zip Code):

Area Code and Telephone Number:

Dated: _ _, 2007

AGGREGATE OWNERSHIP INFORMATION — To be completed by all stockholders who are tendering shares of Halliburton common stock.

A. CERTIFICATED SHARES HELD IN YOUR NAME — Stockholders who are tendering shares of Halliburton common stock issued in their own name must complete this Subsection A. Brokers, dealers, commercial banks, trust companies, similar institutions or custodians must complete Subsection B. below.

STOCKHOLDERS MUST CHECK EITHER THE BOX MARKED “YES” OR “NO” BELOW.

SEE PAGE 7 HEREOF WHICH PROVIDES AN EXPRESS ASSUMPTION OF LIABILITY WITH RESPECT TO THE INFORMATION PROVIDED PURSUANT TO THIS SECTION.

Instructions:

1. For purposes of this section, you should assume that there will be no proration in the exchange offer and that each share of Halliburton common stock tendered will be exchanged for 1.5905 shares of KBR common stock.

2. In calculating your ownership of KBR common stock for purposes of this section, you must include shares of KBR common stock owned by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock, including shares now owned by such person, shares to be acquired by such person in the exchange offer and shares to be acquired by such person apart from the exchange offer.

☐	YES. I/We intend to own, directly or indirectly, individually, beneficially or otherwise, 8,382,150 or more shares of KBR common stock upon consummation of the exchange offer.

☐	NO. I/We do not intend to own, directly or indirectly, individually, beneficially or otherwise, 8,382,150 or more shares of KBR common stock upon consummation of the exchange offer.

IF YOU CHECKED THE BOX MARKED “YES”, YOU MUST PROVIDE THE FOLLOWING INFORMATION:

How many shares of KBR common stock do you currently own, directly or indirectly, individually, beneficially or otherwise? _ _

How many additional shares of KBR common stock do you intend to acquire by purchase or otherwise, to be owned directly or indirectly, individually, beneficially or otherwise, upon or before completion of the exchange offer? (Do not include shares to be received pursuant to the exchange offer.) _ _

How many shares of KBR common stock are currently owned, directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock? _ _

How many additional shares of KBR common stock are intended to be acquired by purchase or otherwise, to be owned directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement upon or before completion of the exchange offer with respect to the acquisition of KBR common stock? (Do not include shares to be received pursuant to the exchange offer.)

How many shares of KBR common stock will be received pursuant to the exchange offer, to be owned directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock? _ _

B.  SHARES HELD BY A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, CUSTODIAN OR SIMILAR INSTITUTION.

ONLY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, CUSTODIANS OR SIMILAR INSTITUTIONS SHOULD COMPLETE THIS SUBSECTION B.

☐	CHECK HERE IF ANY OF THE BENEFICIAL OWNERS ON WHOSE BEHALF YOU ARE TENDERING HAVE INDICATED THAT THEY INTEND TO OWN, DIRECTLY OR INDIRECTLY, INDIVIDUALLY, BENEFICIALLY OR OTHERWISE, 8,382,150 OR MORE SHARES OF KBR COMMON STOCK (INCLUDING ANY SHARES OF KBR COMMON STOCK OWNED BY ANY PERSON WITH WHOM A BENEFICIAL OWNER IS OR WAS ACTING PURSUANT TO A PLAN OR ARRANGEMENT WITH RESPECT TO THE ACQUISITION OF KBR COMMON STOCK) UPON CONSUMMATION OF THE EXCHANGE OFFER AND STATE THE DETAILS OF SUCH OWNERSHIP AS PROVIDED TO YOU BY SUCH BENEFICIAL OWNER IN THEIR INSTRUCTION FORM INCLUDED IN THE FORM OF LETTER TO CLIENTS.

(ATTACH ADDITIONAL SHEETS, AS NECESSARY)

NOTARIZATION

State of _ _	County of _ _

Notary Signature

Printed name of Notary

Sworn to and subscribed to me this
(month/day/year)

My commission expires _ _  (Notary Seal)
(month/day/year)

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS
(If such section is completed, please also provide the Medallion guarantee on the signature page)

SPECIAL ISSUANCE INSTRUCTIONS
FOR SHARES AND CASH
(See Instructions 1, 7 and 8)

To be completed ONLY if shares of Halliburton common stock not tendered or not accepted for exchange and/or shares of KBR common stock and a check for cash in lieu of fractional shares of KBR common stock to be distributed in this exchange offer, as the case may be, are to be credited in the name of someone other than the registered holder(s) listed on this Letter of Transmittal. All such shares shall be delivered in book-entry form to the account of the person specified below, and no share certificates are expected to be delivered to such persons.

Distribute such shares and check to:

Name(s):

Address (including Zip Code):

Tax Identification or Social Security No.:

SPECIAL ISSUANCE
INSTRUCTIONS FOR CASH
(See Instructions 1, 7 and 8)

To be completed ONLY if a check for cash in lieu of fractional shares of KBR common stock payable in this exchange offer, if applicable, is to be sent to someone other than the registered holder(s) listed on this Letter of Transmittal or to such persons at an address other than that listed on this Letter of Transmittal.

Mail check to:

Name(s):

Address (including Zip Code):

Tax Identification or Social Security No.:

AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND
AGREEMENT OF INDEMNITY

Please Fill in Certificate No(s). if Known	Number of Shares	Taxpayer ID or Social Security Number

TOTAL SHARES LOST:
Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Halliburton Company, KBR, Inc. all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month Day Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1.	Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•	Enter number of share(s) lost _ _ X (Cash Rate) $22.41 = $ _ _ share value

•	If the share value exceeds $500,000, or if the stockholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2.	Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above:

 $ _ _ X (1%) or (.01) = _ _ $ _ _ Surety Premium

3.	Add the service fee based on the share value fee guide noted below _ _$ _ _ Service Fee

•	If the share value is less than or equal to $250.00, the Service Fee = $50.00

•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the share value is greater than $3,000.00, the Service Fee = $200.00

4.	Total amount due (add lines 2 & 3) _ _ $ _ _ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

IMPORTANT U.S. FEDERAL TAX INFORMATION

For the purpose of this summary, a “U.S. holder” is a holder of Halliburton common stock that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation or partnership, or an estate or trust that is subject to U.S. federal income tax on its income regardless of its source. A “non-U.S. holder” is a holder of Halliburton common stock who is not a U.S. holder.

Under U.S. federal income tax law, we are generally required to report any cash payment made to a holder of shares of Halliburton common stock surrendered in the exchange offer to the holder and to the Internal Revenue Service (“IRS”), and we may be required to “backup withhold” 28% of any such payment. To avoid such backup withholding, a U.S. holder whose shares of Halliburton common stock are submitted herewith should provide the Exchange Agent a completed Form W-9, which is available from the Exchange Agent or from the IRS web site, at http://www.irs.ustreas.gov, signed under penalties of perjury, including such stockholder’s current Taxpayer Identification Number (“TIN”) and other certifications. If the shares of Halliburton common stock are in more than one name or are not in the name of the actual owner, please consult the instructions to the Form W-9 for additional guidance on which TIN to report. If the holder does not have a TIN, the holder should apply for one online, by telephone, by fax, or by mail (see the IRS web site, at
http://www.irs.ustreas.gov, for instructions) and write “Applied For” in the space provided for the TIN. In such case, the Exchange Agent may retain 28% of all payments made to the holder, until such holder provides a TIN to the Exchange Agent. If the holder does not provide the Exchange Agent with a certified TIN within 60 days, the Exchange Agent will remit such retained amounts to the IRS as backup withholding.

Certain holders (including, among others, corporations and non-U.S. holders) are exempt from these backup withholding and reporting requirements. Exempt persons who are U.S. holders should indicate their exempt status by completing a Form W-9 and returning the form to the Exchange Agent with the completed Letter of Transmittal.

A non-U.S. holder should provide to the Exchange Agent the appropriate version of Form W-8, including certification of such individual’s foreign status, signed under penalty of perjury. Form W-8BEN is the version of Form W-8 most likely to apply to foreign persons claiming exemption from backup withholding. Non-U.S. persons should carefully read the instructions to Form W-8BEN and, if applicable, complete the Form W-8BEN and return the form to the Exchange Agent with the completed Letter of Transmittal. In certain cases, Form W-8BEN may not be the proper IRS form to be completed and returned, depending on the status of the foreign person claiming exemption from backup withholding. Form W-8BEN and other Forms W-8 are available from the Exchange Agent or from the IRS web site, at
http://www.irs.ustreas.gov.

If the Exchange Agent is not provided with a properly completed Form W-9 or Form W-8BEN or other Form W-8, the Exchange Agent may be required to withhold 28% of any cash payment made to the holder with respect to the Halliburton common stock submitted in connection with the exchange offer as backup withholding. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding may be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund from the IRS may be obtained.

Please consult your tax advisor for further guidance regarding the completion of Form W-9, Form W-8BEN, or another version of Form W-8 to claim exemption from backup withholding.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE, (I) THIS LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE AND A DTC CONFIRMATION; (II) EITHER (A) THE SHARE CERTIFICATES OR UNCERTIFICATED SHARES YOU ARE TENDERING, OR A DTC CONFIRMATION, AS THE CASE MAY BE, OR (B) A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY; AND (III) ANY OTHER REQUIRED DOCUMENTS.

1. Signature Guarantees.  You will not be required to provide a signature guarantee if:

(i) you are the registered holder or holders of the shares of Halliburton common stock in certificated or Direct Registration Share form being tendered with this Letter of Transmittal, you signed this Letter of Transmittal and you have not completed the appropriate instructions under “Special Issuance and Delivery Instructions” in this Letter of Transmittal; or

(ii) you are tendering shares of Halliburton common stock for the account of an Eligible Institution (as defined above).

Otherwise, your signature(s) must be Medallion guaranteed by an Eligible Institution. Holders of Halliburton common stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 7.

2. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations.  This Letter of Transmittal shall be used (i) if you are tendering certificated shares and share certificates are forwarded with this letter or pursuant to a Notice of Guaranteed Delivery or (ii) if Direct Registration Shares registered in your name are to be tendered. In each of those cases, you must return an original executed copy of this Letter of Transmittal. Signed facsimiles may not be used in lieu of the original. However, as more fully described in Instruction 3 below, you may use a facsimile transmission to tender shares via a Notice of Guaranteed Delivery.

Please do not send any share certificates, Letters of Transmittal or other documents directly to Halliburton. The Exchange Agent must receive, on or before the expiration date at its address set forth herein (and subject to the possibility of delivering a Notice of Guaranteed Delivery):

(i) (a) share certificates representing all physically tendered shares of Halliburton common stock; (b) proper instructions relating to the delivery of any Direct Registration Shares to be tendered; and/or (c) in the case of shares delivered by book-entry transfer through DTC, a DTC Confirmation;

(ii) this Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of a transfer of book-entry shares held through DTC, an agent’s message (as defined below) and a DTC Confirmation; and

(iii) any other required documents (whether required by this Letter of Transmittal or otherwise).

A properly completed and duly executed Letter of Transmittal must accompany each delivery of shares to the Exchange Agent (whether such shares are certificated or uncertificated), except in the case of shares delivered by book-entry transfer through DTC.

THE METHOD USED TO DELIVER THE SHARES OF HALLIBURTON COMMON STOCK, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A TRANSFER OF BOOK-ENTRY SHARES HELD THROUGH DTC, AN AGENT’S MESSAGE AND A DTC CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing this Letter of Transmittal or causing an agent’s message and a DTC Confirmation to be delivered, waive any right to receive any notice of the acceptance of their shares of Halliburton common stock for exchange.

All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of Halliburton common stock will be determined by Halliburton in its sole discretion, and that determination shall be final and binding. Halliburton may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all irregularities have been cured or waived, but Halliburton reserves the right to waive any irregularities or defects in the tender of any shares of Halliburton common stock. Halliburton and the Exchange Agent expect to make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Exchange Agent, but shall not incur any liability for failure to give any such notice. See Instruction 14.

If you hold Halliburton common stock through a broker, dealer, commercial bank, trust company or similar institution or through a custodial account maintained by Computershare or HBOS, you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution or Mellon Investor Services LLC, as applicable. That institution must notify DTC and cause it to transfer the shares into the Exchange Agent’s account in accordance with DTC procedures. That institution must also ensure that the Exchange Agent receives a DTC Confirmation and an agent’s message from DTC confirming the book-entry transfer of your shares of Halliburton common stock. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of the accompanying DTC Confirmation that (i) such participant has received and agrees to be bound by the terms of this Letter of Transmittal; (ii) such participant has provided the information called for under the caption “Aggregate Ownership Information;” and (iii) Halliburton may enforce such agreement against the participant.

If you hold Halliburton common stock purchased through the Halliburton Employee Stock Purchase Plan, Computershare holds those shares in a custodial account on your behalf, unless you have previously requested a stock certificate for those shares, and you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by Mellon Investor Services LLC describing what action you need to take if you wish to tender any of the shares held in the custodial account maintained by Computershare on your behalf.

If you hold Halliburton common stock purchased through the Halliburton UK Employee Share Purchase Plan, HBOS Employee Equity Solutions (“HBOS”) holds those shares in a custodial account on your behalf, unless you have previously requested a stock certificate for those shares, and, you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by Mellon Investor Services LLC describing what action you need to take if you wish to tender any of the shares held in the custodial account maintained by HBOS on your behalf.

3. Notice of Guaranteed Delivery.  Stockholders (i) whose share certificates are not immediately available; (ii) who cannot deliver shares or other required documents to the Exchange Agent on or before the expiration date; or (iii) who cannot comply with the procedures for book-entry transfer on a timely basis, may still tender their shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure described in the Prospectus — Offer to Exchange under “The Exchange Offer — Procedures for Tendering.” Those procedures require that:

(i) such tender must be made by or through an Eligible Institution;

(ii) by no later than 12:00 midnight, New York City time, on the expiration date, the Exchange Agent must receive a properly completed and duly executed Notice of Guaranteed Delivery (substantially in the form provided by Halliburton); and

(iii) by no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date of execution of such Notice of Guaranteed Delivery, the Exchange Agent must receive (a) share certificate(s) representing all tendered shares of Halliburton common stock, in proper form for transfer (or, with respect to shares tendered through DTC, a DTC Confirmation); (b) a Letter of Transmittal properly completed and duly executed

(including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message and a DTC Confirmation; and (c) any other required documents (whether required by this Letter of Transmittal or otherwise).

Registered stockholders (including any participant in DTC whose name appears on a security position listing as the owner of shares of Halliburton common stock), may transmit the Notice of Guaranteed Delivery by facsimile transmission or mail it to the Exchange Agent. If you hold Halliburton common stock through a broker, dealer, commercial bank, trust company or similar institution or through a custodial account maintained by Computershare or HBOS, that institution must submit any Notice of Guaranteed Delivery on your behalf. You must, in all cases, include a Medallion guarantee by an Eligible Institution in the form set forth in that notice.

4. Partial Tenders (Applicable Only to Persons Tendering Certificated Shares).  If you are tendering fewer than all the shares of Halliburton common stock evidenced by any share certificate you deliver to the Exchange Agent, you must fill in the number of shares that you are tendering in the box entitled “Number of Shares Tendered” under the heading “Certificated Shares” in the table on the first page of this Letter of Transmittal. In such cases, as soon as practicable after the expiration date, the Exchange Agent will credit the remainder of the shares of Halliburton common stock that were evidenced by the certificate(s) but not tendered, to a Direct Registration Share account in the name of the registered holder(s) maintained by the Halliburton transfer agent, unless otherwise provided below in “Special Issuance and Delivery Instructions.” No share certificates are expected to be delivered to you, including in respect of any shares delivered to the Exchange Agent that were previously in certificated form. Unless you indicated otherwise, all of the shares of Halliburton common stock represented by share certificates delivered to the Exchange Agent will be deemed to have been tendered.

5. Inadequate Space.  If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of Halliburton common stock tendered and any other required information should be listed on a separate schedule and attached to this Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as this Letter of Transmittal is signed.

6. Odd-Lot Shares.  Stockholders who directly or beneficially own less than 100 shares of Halliburton common stock (“Odd-Lot Shares”) who wish to tender all of their shares of Halliburton common stock should check the box entitled “Odd-Lot Shares” on this Letter of Transmittal. Stockholders who beneficially own Odd-Lot Shares who wish to tender all of their shares and check the appropriate box will receive preferential treatment if this exchange offer is oversubscribed, in that all such shares of Halliburton common stock tendered will be accepted for exchange and will not be subject to proration. If Odd-Lot Shares are held by a broker, dealer, commercial bank, trust company or similar institution, that stockholder should contact such entity, so that it can request such preferential treatment on behalf of that stockholder.

7. Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the shares specified herein and transmitted herewith, no endorsements of share certificates or separate stock powers are required, unless shares or cash are to be delivered to another person pursuant to instructions specified below in “Special Issuance and Delivery Instructions,” in which case signatures on such share certificates or stock powers must be Medallion guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the share(s) listed, the share certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the share certificate(s). Signatures on such share certificates or stock powers must be guaranteed by an Eligible Institution. If:

(i) this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, that (those) signature(s) must correspond with the name(s) as written on the face of the share certificate(s) without alteration, enlargement or any other change whatsoever;

(ii) this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and submit to the Exchange Agent proper evidence satisfactory to Halliburton of their authority to act in that capacity (including a power of attorney, a letter of testamentary or a letter of appointment);

(iii) any of the tendered shares are owned of record by two or more joint owners, each of those owners must sign this Letter of Transmittal; and

(iv) any of the tendered shares are registered in the names of different holder(s) (for example, if you hold shares directly and a trust or other entity is the registered holder of additional shares you beneficially own), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such shares of Halliburton common stock.

8. Special Issuance and Delivery Instructions.  If (i) a check or shares of KBR common stock are to be issued in the name of, and/or shares not tendered or not accepted for exchange are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal; or (ii) a check is to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box on the first page of this Letter of Transmittal, then the appropriate instructions below under “Special Issuance and Delivery Instructions” on this Letter of Transmittal should be completed. If no such instructions are given, all such shares issued, not tendered or not accepted in the exchange offer will be credited in book-entry form in a book-entry share account, in the name of the registered holder maintained by KBR’s or Halliburton’s transfer agent, as applicable.

9. Requests for Assistance or Additional Copies.  You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth below, or to your broker, dealer, commercial bank, trust company, custodian or similar institution. You may obtain additional copies of the Prospectus — Offer to Exchange, this Letter of Transmittal, the form of Notice of Guaranteed Delivery, the form of Notice of Withdrawal and other exchange offer materials from the Information Agent at Halliburton’s expense. You may also obtain additional copies of the Prospectus — Offer to Exchange, this Letter of Transmittal, the form of Notice of Guaranteed Delivery and the form of Notice of Withdrawal from a web page maintained by Halliburton at www.KBRexchange.com.

10. Backup Withholding.  In order to avoid U.S. federal “backup withholding” at a rate of 28% with respect to cash received in exchange for fractional shares pursuant to the exchange offer, a stockholder submitting shares of Halliburton common stock must (i) provide the Exchange Agent with a properly completed Form W-9, and sign such form under penalties of perjury; (ii) provide the Exchange Agent with a properly completed Form W-8BEN or other Form W-8, and sign such form under penalties of perjury; or (iii) otherwise establish an exemption. Form W-9, Form W-8BEN and other Forms W-8 are available from the Exchange Agent or from the Internal Revenue Service web site, at
http://www.irs.ustreas.gov. Please see “Important U.S. Federal Tax Information” below.

11. Lost, Stolen, Mutilated or Destroyed Certificates.  If any certificate(s) representing your shares of Halliburton common stock have been lost, stolen, mutilated or destroyed and you wish to tender those shares, you will need to provide the information required under the section entitled “Lost, Stolen, Mutilated or Destroyed Certificates” below. You will also need to pay a blanket bond for such lost shares of Halliburton common stock equal to 3% of the total market value of such shares. Upon receipt of the completed Letter of Transmittal (appropriately notarized) with such required information and the surety bond payment, your Halliburton common stock will be included in the exchange offer, subject to Halliburton’s acceptance of such tender for exchange. See “Lost, Stolen, Mutilated or Destroyed Certificates” below.

12. Withdrawal.  Shares of Halliburton common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date and, unless Halliburton has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Following the expiration date, once Halliburton accepts shares of Halliburton common stock pursuant to the exchange offer, your tender is irrevocable.

In order to withdraw your shares, you (or, if you hold your shares through a broker, dealer, commercial bank, trust company or similar institution or through a custodial account maintained by Computershare or HBOS, that institution on your behalf) must provide a written notice of withdrawal or facsimile transmission notice of withdrawal to the Exchange Agent at its address set forth on the back cover of the Prospectus — Offer to Exchange. That notice must include your name, address, social security number, the certificate number(s) (if applicable) and the number of shares of Halliburton common stock to be withdrawn, and, if it is different from that of the person who tendered those shares, the name of the registered holder (which may be the institution through which you hold your shares, if applicable). Halliburton has provided to registered holders a form of Notice of Withdrawal, which you may use to withdraw your shares. You may obtain additional forms of the Notice of Withdrawal from the Information Agent.

If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution or through a custodial account maintained by Computershare or HBOS, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, on the expiration date. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the Exchange Agent.

If certificates were delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of Halliburton common stock withdrawn must also be furnished to the Exchange Agent, as stated above, before the shares represented by such certificates will be credited in book-entry form as described in the Prospectus — Offer to Exchange under “The Exchange Offer — Extension; Termination; Amendment.” If shares of Halliburton common stock were tendered pursuant to the procedures for book-entry tender discussed in the Prospectus — Offer to Exchange under “The Exchange Offer — Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

Any shares of Halliburton common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn shares of Halliburton common stock by following one of the procedures discussed in the Prospectus — Offer to Exchange under “The Exchange Offer — Procedures for Tendering” at any time before the expiration of the exchange offer.

Withdrawing Your Shares After the Final Exchange Ratio Has Been Determined.  Subject to any extension by Halliburton or the possible automatic extension of the exchange offer due to a market disruption event, the final exchange ratio will be available by 4:30 p.m., New York City time, on the expiration date of the exchange offer at www.KBRexchange.com and from the Information Agent at 1-866-313-3046 (toll-free in the United States), 1-212-805-7144 (elsewhere) or 1-212-440-9800 (banks and brokers). If you are a registered stockholder of Halliburton common stock (which will include persons holding certificated shares or direct registration shares) and you wish to withdraw your shares after the final exchange ratio has been determined, then you must deliver a written Notice of Withdrawal or facsimile transmission Notice of Withdrawal to the Exchange Agent prior to 12:00 midnight, New York City time, on the expiration date, in the form of the Notice of Withdrawal. Medallion guarantees will not be required for such withdrawal notices. If you hold Halliburton common stock through a broker, dealer, commercial bank, trust company or similar institution or through a custodial account maintained by Computershare or HBOS, any Notice of Withdrawal must be delivered by that institution on your behalf. DTC is expected to remain open until 5:00 p.m., New York City time, and institutions may be able to process withdrawals through DTC during that time (although we cannot assure you that will be the case). Once DTC has closed, if you beneficially own shares that were previously delivered through DTC, then in order to withdraw your shares the institution through which your shares are held must deliver a written Notice of Withdrawal or facsimile transmission Notice of Withdrawal to the Exchange Agent prior to 12:00 midnight, New York City time, on the expiration date. Such Notice of Withdrawal must be in the form of DTC’s Notice of Withdrawal and must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures. Shares can be withdrawn only if the Exchange Agent receives a withdrawal notice directly from the relevant institution that tendered the shares through DTC. On the last day of the exchange offer, beneficial owners who cannot contact the institution through which they hold their shares will not be able to withdraw their shares. If the maximum exchange ratio is in effect at the expiration of the currently anticipated exchange offer period, then the final exchange ratio will be fixed at the maximum exchange ratio and the exchange offer will be automatically extended until 12:00 midnight, New York City time, of the second following trading day, which will permit stockholders to tender or withdraw their shares of Halliburton common stock during those days.

Except as otherwise provided above, any tender made under the exchange offer is irrevocable.

13. Waiver of Conditions.  Halliburton reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, to this exchange offer at any time, other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the KBR common stock to be distributed in this exchange offer.

14. Irregularities.  Halliburton reserves the absolute right to reject any and all tenders of shares of Halliburton common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Halliburton also reserves the absolute right to waive any defect or irregularity in the tender of any shares of Halliburton common stock.

No tender of shares of Halliburton common stock will be valid and deemed to be properly made until all defects and irregularities in tenders of such shares have been cured or waived. None of Halliburton, the dealer managers, the Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of Halliburton common stock and none of them will incur any liability for failure to give any such notice.

Halliburton will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Halliburton common stock in its sole discretion, and its determinations shall be final and binding. Halliburton’s interpretations of the terms and conditions of this exchange offer, including this Letter of Transmittal and the Instructions, shall be final and binding.

The exchange agent for the Exchange Offer is:

By Mail:	By Hand or Overnight Courier:
Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3448	480 Washington Boulevard
South Hackensack, NJ 07606	Mail Drop-Reorg
Jersey City, NJ 07310

From within the U.S., Canada or Puerto Rico:
1-800-865-0205 (toll-free)

From outside the U.S.:
1-201-680-6654 (collect)

The information agent for the Exchange Offer is:

17 State Street, 10th Floor
New York, New York 10004
1-866-313-3046 (toll-free in the United States)
1-212-805-7144 (elsewhere)
1-212-440-9800 (banks and brokers)

The dealer managers for the Exchange Offer are:

Credit Suisse	Goldman, Sachs & Co.